Exhibit 10.01

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of ______ __, 201_ between MERCADOLIBRE, INC., a Delaware corporation (the “Parent”) and ___________ (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, the Indemnitee was appointed, shall be appointed or in the future may be appointed as a member of the board of directors, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of any Subsidiary (as hereinafter defined), and in such capacity she or he performed, shall continue to perform or will perform a valuable service for the Parent and/or for the Subsidiary;

WHEREAS, the Parent is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers, controllers, country leads, legal counsels, representatives before public authorities and/or head of a business unit of corporations or other business entities, such as the Parent or the Subsidiary, unless they are protected by comprehensive indemnification and liability insurance;

WHEREAS, the Board of Directors of the Parent (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve or continue to serve as officers, directors, controllers, country leads, legal counsels, representatives before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary, and to encourage such individuals to take the business risks necessary for the success of Parent and/or of the Subsidiary, it is necessary for the Parent contractually to indemnify directors, officers, controllers, country leads, legal counsels, representatives before public authorities and/or head of a business unit and to assume for itself to the fullest extent permitted by law expenses and damages related to claims against such individuals in connection with their service to the Parent and/or to the Subsidiary;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), under which the Parent is organized, empowers the Parent to enter into agreements to indemnify and advance expenses to its officers, directors, employees and agents, and persons who serve, at the request of the Parent, as directors, officers, employees or agents of other corporations or enterprises, including, but not limited to, the Subsidiary, and expressly provides that the indemnification provided by the DGCL is not exclusive;

WHEREAS, the Parent desires and has requested Indemnitee to serve or to continue to serve, or may in the future request Indemnitee to serve, as a member of the board of directors, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary free from undue concern for claims for damages arising out of or related to such services to the Parent and/or to the Subsidiary;

WHEREAS, Indemnitee is willing to serve or to continue to serve and to take on additional service for or on behalf of the Parent and/or of the Subsidiary at the request of the Parent and/or of the Subsidiary on the condition that he or she be indemnified as herein provided;

WHEREAS, the Parent desires to indemnify the Indemnitee in accordance with the terms herein;

WHEREAS, this Agreement is a supplement to and in furtherance of the rights to indemnification and advancement of expenses, and related rights, provided in the Certificate of Incorporation and the Bylaws of the Parent and/or of the Subsidiary and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Parent all amounts necessary to effectuate in full the rights provided herein; and

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve or to continue to serve, at the request of the Parent and/or of the Subsidiary, as a, director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Serve. The Indemnitee agrees to serve or to continue to serve as a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary, at his or her will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves, or may in the future serve, as a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary, so long as the Indemnitee is duly appointed or elected or until such time as the Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or service by the Indemnitee. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation the Indemnitee may have under any other agreement).

2. Liability Insurance.

(a) Maintenance of D&O Insurance. The Parent hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary, the Parent, subject to Section 2(b), shall maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

(b) Limitation on Required Maintenance of D&O Insurance. Notwithstanding any other provisions of this Agreement, the Parent, subject to the approval of the Board, shall have no obligation to obtain or maintain D&O Insurance if the Parent determines in good faith that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit; the Parent is to be acquired and a tail policy of reasonable terms and duration is purchased for pre-closing acts or omissions by the Indemnitee; or the Parent is to be acquired and D&O Insurance will be maintained by the acquirer that covers pre-closing acts and omissions by the Indemnitee.

3. Mandatory Indemnification. The Parent hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Third Party Actions: Proceedings Other Than Proceedings by or in the Right of the Parent and/or of the Subsidiary. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3(a) if, by reason of Indemnitee’s Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Parent and/or of the Subsidiary. Pursuant to this Section 3(a), Indemnitee shall be indemnified against all Liabilities and Expenses (each as hereinafter defined) actually incurred by or on behalf of Indemnitee, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Parent and/or of the Subsidiary, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Derivative Actions: Proceedings by or in the Right of the Parent and/or of the Subsidiary. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Parent and/or of the Subsidiary. Pursuant to this Section 3(b), Indemnitee shall be indemnified against all Liabilities and Expenses actually incurred by or on behalf of Indemnitee, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Parent and/or of the Subsidiary; provided,  however, if applicable law so provides, no indemnification against such Liabilities or Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Parent and/or of the Subsidiary unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party who is wholly or partly successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the fullest extent permitted by law, as such may be amended from time to time, against all Expenses actually incurred by or on behalf of Indemnitee in connection therewith. Notwithstanding any other provision of this Agreement, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Parent shall indemnify Indemnitee against all Expenses actually incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 3(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

4. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 3 of this Agreement, the Parent shall and hereby does, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against all Liabilities and Expenses actually incurred by or on behalf of Indemnitee if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Parent and/or of the Subsidiary), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Parent’s obligations pursuant to this Agreement, other than those set forth in Section 11 hereof, shall be that the Parent shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 8 and 9 hereof) to be unlawful.

5. Contribution.

(a) Whether or not the indemnification provided in Section 3 and Section 4 hereof is available, in respect of any Proceeding in which the Parent and/or the Subsidiary is/are jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by law, the Parent shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Parent hereby irrevocably waives and relinquishes any right of contribution it may have against Indemnitee.

(b) Without diminishing or impairing the obligations of the Parent set forth in Section 5(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Parent and/or the Subsidiary is/are jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by law, the Parent shall contribute to the amount of Liabilities and Expenses actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Parent and/or by the Subsidiary and all officers, directors or employees of the Parent and/or of the Subsidiary, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided,  however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Parent and/or of the Subsidiary and all officers, directors or employees of the Parent and/or of the Subsidiary, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Liabilities or Expenses, as well as any other equitable considerations which are required by law to be considered. The relative fault of the Parent and/or of the Subsidiary and all officers, directors or employees of the Parent and/or of the Subsidiary, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) To the fullest extent permitted by law, the Parent hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by directors, officers or employees of the Parent and/or of the Subsidiary, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permitted by law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Parent, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to a Proceeding under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect the relative benefits received by Parent and/or by Subsidiary and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding, and/or the relative fault of the Parent and/or of the Subsidiary (and the directors, officers, employees and agents of the Parent and/or of the Subsidiary, other than Indemnitee) and Indemnitee in connection with such event(s) and/or transaction(s).

(e) Actions where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the Indemnitee is or was an agent of the Parent and/or of the Subsidiary, or by reason of anything done or not done by the Indemnitee in any such capacity, and if, prior to, during the pendency of, or after completion of such Proceeding the Indemnitee is deceased, the Parent shall indemnify the Indemnitee’s spouse, heirs, executors and administrators against all Expenses and Liabilities of any type whatsoever to the extent the Indemnitee would have been entitled to indemnification pursuant to this Agreement were the Indemnitee still alive.

(f) Certain Terminations. The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Parent and/or of the Subsidiary or, with respect to any criminal action or Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(g) Limitations. Notwithstanding the foregoing, the Parent shall not be obligated to indemnify the Indemnitee for Expenses or Liabilities of any type whatsoever for which payment is actually made to or on behalf of the Indemnitee under an insurance policy, or under a valid and enforceable indemnity clause, bylaw or other agreement.

6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by law, if Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually incurred by or on behalf of Indemnitee in connection therewith.

7. Advancement of Expenses. Notwithstanding any other provision of this Agreement, if by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including as a witness), then, to the fullest extent permitted by law, the Parent shall advance to Indemnitee all Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding in advance of the final disposition of such Proceeding. Expenses the Parent is required to advance pursuant to this Section 7 shall be paid within ten (10) days after the receipt by the Parent of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall, if and to the extent required by the DGCL, include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest free.

8. Procedures and Presumptions for Determination of Entitlement to Indemnification.  It is the intent of the parties to this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Secretary of the Parent a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary of the Parent shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.  Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Parent, or to provide such a request in a timely fashion, shall not relieve the Parent of any liability that it may have to Indemnitee unless, and only to the extent that, such failure actually and materially prejudices the interests of the Parent.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, if required by law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following three methods:  (1) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (3) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; provided,  however, that if a Change in Control (as hereinafter defined) has occurred, the determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel.  Notice in writing of any determination as to Indemnitee’s entitlement to indemnification shall be delivered to Indemnitee promptly after such determination is made, and if such determination of entitlement to indemnification has been made by Independent Counsel in a written opinion to the Board, then such notice shall be accompanied by a copy of such written opinion.  If it is determined that Indemnitee is not entitled to indemnification, then the written notice to Indemnitee (or, if such determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to Indemnitee) shall disclose the basis upon which such determination is based.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected as provided in this Section 8(c).  If a Change in Control has not occurred, the Independent Counsel shall be selected by the Board , and the Parent shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.  Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Parent a written objection to such selection; provided,  however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the Person (as hereinafter defined) so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If a Change in Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Board within 15 days after notification by Indemnitee.  If an Independent Counsel is to make the determination of entitlement pursuant to this Section 8, and within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected, either the Parent or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Parent’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the court or by such other Person as the court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under Section 8(b) hereof.  The Parent shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Parent shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) If the Parent receives notice pursuant to Section 8(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Parent shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Parent shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(e) With respect to any judicial proceeding or arbitration pursuant to Section 9 of this Agreement brought by Indemnitee to enforce a right to indemnification hereunder, or any action, suit, or proceeding brought by the Parent to recover an advancement of Expenses (whether pursuant to the terms of an undertaking or otherwise), neither the failure of the Parent (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any judicial proceeding or arbitration pursuant to Section 9 of this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Parent (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct or, in the case of a judicial proceeding or arbitration pursuant to Section 9 hereof brought by Indemnitee seeking to enforce a right to indemnification, be a defense to such proceeding or arbitration.

(f) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers, directors, managers, employees, agents or representatives of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(g) If the Person empowered or selected under this Section 8 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Parent of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or a prohibition of such indemnification under applicable law, and such right to indemnification shall be enforceable by Indemnitee in any court of competent jurisdiction.

(h) Indemnitee shall reasonably cooperate with the Person making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board or stockholder of the Parent shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.  To the fullest extent permitted by law, any Expenses incurred by Indemnitee in so cooperating with the Person making such determination shall be borne by the Parent and the Parent hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(i) With respect to any Proceeding as to which Indemnitee notifies the Parent of the commencement thereof the Parent will be entitled to participate therein at its own expense.  The Parent, jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided,  however, that the Parent shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Parent and Indemnitee with respect to such Proceeding.  After notice from the Parent to Indemnitee of its election to assume the defense thereof, the Parent will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Parent of its assumption of the defense thereof shall be at the expense of Indemnitee unless:
(i) the employment of counsel by Indemnitee has been authorized by the Parent;
(ii) Indemnitee shall have reasonably concluded that counsel engaged by the Parent may not adequately represent Indemnitee due to, among other things, actual or potential differing interests; or

(iii) the Parent shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Parent.

(j) The Parent acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding.  The Parent shall not settle any claim in any manner that would impose any fine or any obligation on Indemnitee without Indemnitee’s prior written consent.

(k) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Parent or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

9. Remedies of Indemnitee.

(a) Subject to Section 11, in the event that a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, no determination of entitlement to indemnification is made pursuant to Section 8(b) of this Agreement within thirty (30) days (or in the case of an advancement of Expenses in accordance with Section 6, twenty (20) days; provided that Indemnitee has, if and to the extent required by the DGCL, delivered the undertaking contemplated in Section 6) after receipt by the Parent of the request for indemnification, payment of indemnification is not made pursuant to Section 3(c) of this Agreement within ten (10) days after receipt by the Parent of a written request therefor, payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 of this Agreement, or contribution is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Parent of a written request therefor, then Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one (1) year following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9;  provided,  however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 3(c) of this Agreement.  Except as set forth herein, the provisions of Delaware law (without regard to its conflict-of-law rules) shall apply to any such arbitration.

(b) In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 8(b).  In any judicial proceeding or arbitration commenced pursuant to this Section 9 brought by Indemnitee to enforce rights to indemnification or to an advancement of Expenses hereunder, or in any action, suit, or proceeding brought by the Parent to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Parent shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.  It shall be a defense in any judicial proceeding or arbitration pursuant to this Section 9 to enforce rights to indemnification hereunder (other than pursuant to Section 3(c)) that Indemnitee has not met the standards of conduct set forth in Section 3(a) or Section 3(b), as the case may be, but the burden of proving such defense shall be on the Parent.  For the avoidance of doubt, it shall not be a defense in any judicial proceeding or arbitration pursuant to Section 9 hereof to enforce a right to an advancement of Expenses under Section 7 hereof that Indemnitee has not met the standards of conduct set forth in Section 3(a) or Section 3(b), as the case may be.  If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 9 and it is determined in such judicial proceeding or arbitration that Indemnitee must reimburse the Parent for advance of Expenses, Indemnitee shall not be required to reimburse the Parent for any advances pursuant to Section 7 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Parent shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading, in connection with the application for indemnification, or a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication or arbitration of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Parent, or in the event of any action, suit, or proceeding brought by the Parent to recover an advancement of Expenses from Indemnitee (whether pursuant to the terms of an undertaking or otherwise), then, to the fullest extent permitted by law, Indemnitee shall be entitled to recover from the Parent, and shall be indemnified by the Parent against, any and all Expenses incurred by or on behalf of Indemnitee in connection with such judicial adjudication or arbitration or such action, suit, or proceeding, but only if (and only to the extent) Indemnitee prevails therein.  If it shall be determined in such judicial adjudication or arbitration, or such action, suit, or proceeding, that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration or such action, suit, or proceeding shall be appropriately prorated.  In addition, the Parent shall advance to Indemnitee all Expenses incurred by or on behalf of Indemnitee in connection with any judicial adjudication or arbitration pursuant to this Section 9 brought by Indemnitee to enforce rights to indemnification or to an advancement of Expenses hereunder, or in any action, suit, or proceeding brought by the Parent to recover an advancement of Expenses (whether pursuant to the terms of an undertaking or otherwise); provided, however, that if required by law, Indemnitee shall provide (prior to receiving any advancement of Expenses pursuant to this Section 9(d)) a written undertaking to repay any Expenses so advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

(e) The Parent shall, to the extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Parent is bound by all the provisions of this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

10. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise, of the Parent and/or of the Subsidiary.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation of the Parent, Bylaws of the Parent and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) In the event of any payment under this Agreement, the Parent shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Parent to bring suit to enforce such rights.

(c) The Parent shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(d) The Parent’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Parent and/or of the Subsidiary as a member of the board of directors, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

11. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Parent shall not be obligated under this Agreement to make any indemnity:

(a) In connection with any claim made against Indemnitee, for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Parent within the meaning of Section 16(b) of the Exchange Act (as hereinafter defined), or similar provisions of state statutory law or common law, except as provided in Section 3(c) hereof with respect to indemnification of Expenses in connection with whole or partial success on the merits or otherwise in defending any Proceeding; or

(b) In connection with any claim made against Indemnitee, for reimbursement to the Parent of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Parent in each case as required under the Exchange Act, except as provided in Section 3(c) hereof with respect to indemnification of Expenses in connection with whole or partial success on the merits or otherwise in defending any Proceeding; or

(c) In connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Parent and/or the Subsidiary or its directors, officers, employees or other indemnitees, unless the Parent has joined in or the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, the Parent provides the indemnification, in its sole discretion, pursuant to the powers vested in the Parent under applicable law, or the Proceeding is one to enforce Indemnitee’s rights under this Agreement; or

(d) In connection with any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous; or

(e) In connection with any amounts paid in settlement of a Proceeding unless the Parent consents to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned.

12. Duration of Agreement.  All agreements and obligations of the Parent contained herein shall be deemed to be in effect since the date the Indemnitee first commenced serving the Parent and/or the Subsidiary as a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit and shall continue until and terminate upon the later of ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Parent and/or of the Subsidiary, and one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto (including any rights of appeal of any Section 9 Proceeding).

13. Security.  To the extent requested by Indemnitee and approved by the Board, the Parent may at any time and from time to time provide security to Indemnitee for the Parent’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

14. Definitions. For purposes of this Agreement:
(a) “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Parent or a corporation owned directly or indirectly by the stockholders of the Parent in substantially the same proportions as their ownership of stock of the Parent is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing more than 50% of the combined voting power of the Parent’s then outstanding securities, unless the change in relative “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of the Parent’s securities by any Person results solely from a reduction in the aggregate number of outstanding securities entitled to vote generally in the election of directors;

(ii) Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Parent’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board.

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Parent with any other entity, other than a merger or consolidation which would result in the voting securities of the Parent outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv) Liquidation. The approval by the stockholders of the Parent of a complete liquidation of the Parent or an agreement or series of agreements for the sale or disposition by the Parent of all or substantially all of the Parent’s assets, or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary, any direct or indirect subsidiary of the Subsidiary, or of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, that such person is or was serving at the request of the Parent and/or of the Subsidiary; provided, that any person that serves as a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of another corporation, partnership, joint venture, trust or other enterprise, of at least 50% of whose equity interests are owned by the Parent and/or by the Subsidiary, shall be conclusively presumed to be serving in such capacity at the request of the Parent.

(c) “Disinterested Director” means a director of the Parent who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean the Parent, the Subsidiary and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Parent and/or of the Subsidiary as a director, officer,  controller, country lead, legal counsel, representative before public authorities and/or head of a business unit.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f) “Expenses” shall include all reasonable direct and indirect costs, including attorneys’ fees, retainers, disbursements of counsel, court costs, filing fees, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating and imaging costs, printing and binding costs, telephone charges, facsimile transmission charges; computer legal research costs, postage, delivery service fees, fees and expenses of third-party vendors, the premium, security for, and other costs associated with any bond (including supersedeas or appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), and other out-of-pocket costs, disbursements and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating in, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.  Expenses, however, shall not include any Liabilities.

(g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five (5) years has been, retained to represent: the Parent or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Parent or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Parent agrees to pay the reasonable fees and disbursements of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h) “Liabilities” shall mean damages, losses and liabilities of any type whatsoever, including, but not limited to, any judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(i) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided,  however, that Person shall exclude the Parent, the Subsidiary, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Parent and/or of the Subsidiary, and (iv) any corporation owned, directly or indirectly, by the stockholders of the Parent and/or Subsidiary in substantially the same proportions as their ownership of stock of the Parent.

(j) “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, and any appeal thereof, whether brought by or in the right of the Parent or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the Corporate Status of Indemnitee, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting in such Corporate Status, or by reason of the fact that Indemnitee is or was serving at the request of the Parent and/or of the Subsidiary as a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary or of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any Liability or Expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement.

(k) “Subsidiary” means any corporation, limited liability company, partnership, joint venture, trust or other entity of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Parent.

15. Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; such provision or provisions shall be deemed reformed to the fullest extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by law.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

16. Enforcement and Binding Effect.

(a) The Parent expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer  controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary, and the Parent acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary.

(b) Without limiting any of the rights of Indemnitee under the Certificate of Incorporation or Bylaws of the Parent and/or of the Subsidiary as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The indemnification and advancement of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Parent), shall continue as to an Indemnitee who has ceased to be a director, officer, controller, country lead, legal counsel, representative before public authorities and/or head of a business unit of the Parent and/or of the Subsidiary or of any other Enterprise at the Parent’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d) The Parent shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Parent to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Parent would be required to perform if no such succession had taken place.

(e) The Parent and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled.  The Parent and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Parent acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Parent hereby waives any such requirement of such a bond or undertaking.

17. Modification and Waiver.  No supplement, modification, waiver, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18. Notice By Indemnitee.  Indemnitee agrees promptly to notify the Parent in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Parent shall not relieve the Parent of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Parent.

19. Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee’s signature hereto
(b) To the Parent at:

MercadoLibre, Inc.
Arias 3751, 7th Floor
Buenos Aires, Argentina
C1430CRG
Attention: General Counsel
jcimach@mercadolibre.com

or to such other address as may have been furnished to Indemnitee by the Parent or to the Parent by Indemnitee, as the case may be.

20. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22. Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict-of-laws rules.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 9 of this Agreement, the Parent and Indemnitee hereby irrevocably and unconditionally agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, consent to submit to the exclusive jurisdiction of the Delaware Court (and any appellate Court therefrom) for purposes of any action or proceeding arising out of or in connection with this Agreement, agree that service of process in any such action or proceeding may be effected by notice given pursuant to Section 19 of this Agreement, waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.  The foregoing consent to jurisdiction shall not constitute general consent to service of process in the state for any purpose except as provided above, and shall not be deemed to confer rights on any Person other than the parties to this Agreement.

23. Further Action.  The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement

MERCADOLIBRE, INC.

Name:
Address:

INDEMNITEE

Name:
Address: